                                                                  Exhibit 10.328

                                ESCROW AGREEMENT
                   (BEST BUY, MARSHALLS AND BED BATH & BEYOND
                         2004 REAL ESTATE TAX PAYMENTS)

     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of the 24th day of August, 2004, by and among JACKSON PROPERTY ASSOCIATES, GP, a Georgia general partnership (hereinafter referred to as "Seller"), INLAND WESTERN JACKSON COLUMNS, L.L.C., a Delaware limited liability company (hereinafter referred to as "Buyer"), and FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter referred to as "Escrow Agent") having as its address attention:
Mary Lou Kennedy, 30 N. LaSalle Street, Suite 310, Chicago, Illinois 60602.

                                   WITNESSETH:

     WHEREAS, Buyer and Seller entered into that certain letter agreement having a date of June 22, 2004, as amended August 2, 2004 (the "Contract"), in which Seller agreed to sell and Buyer agreed to purchase that certain real property known as Phases I and III of The Columns located in Jackson, Tennessee (the "Property"); and

     WHEREAS, Best Buy Stores, L.P.'s ("Best Buy") lease for a portion of the Property provides that Best Buy pays its prorata share of 2004 taxes the later of (i) ten days prior to the due date and (ii) thirty days after billing from landlord; and

     WHEREAS, Best Buy's estimated prorata share of 2004 city and county taxes is $27,627.69 ($42,846.33 times 100% divided by 366 days per year times 236 days) (the "Best Buy Tax Proration"); and

     WHEREAS, Marshalls of MA, Inc.'s ("Marshalls") lease for a portion of the Property provides that Marshalls pays its prorata share of 2004 taxes the later of (i) thirty days after Marshalls' receipt of the tax bill and (ii) fifteen days before the taxes are due; and

     WHEREAS, Marshalls' estimated prorata share of 2004 city and county taxes is $24,364.25 ($133,058.01 divided by 98,600 times 28,000 divided by 366 days per year times 236 days) (the "Marshalls Tax Proration"); and

     WHEREAS, Bed Bath & Beyond Inc.'s ("Bed Bath") lease for a portion of the Property provides that Bed Bath pays its prorata share of 2004 taxes thirty days after Bed Bath's receipt of the tax bill but no earlier than twenty days prior to the date the taxes will be delinquent; and

     WHEREAS, Bed Bath's estimated prorata share of 2004 city and county taxes is $17,403.04 ($133,058.01 divided by 98,600 times 20,000 divided by 366 days per year times 236 days) (the "Bed Bath Tax Proration"); and

     WHEREAS, Seller has agreed to deposit into escrow the sum of Sixty-Nine Thousand Three Hundred Ninety-Four and 98/100 Dollars ($69,394.98) (the "Escrow Deposit"), which sum represents the Best Buy, Marshalls and Bed Bath Tax Prorations (collectively, the "Tax Prorations"); and

     WHEREAS, Buyer and Seller have agreed that the Escrow Deposit is sufficient security to account the Tax Prorations not yet due and payable from and not yet collected from the Tenants; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the Property, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. At Closing, Seller shall deposit with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of Sixty-Nine Thousand Three Hundred Ninety-Four and 98/100 Dollars ($69,394.98) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is 83-0353077.

     2. Seller agrees that it shall be responsible for collecting 2004 taxes from the Tenants pursuant to their respective leases. Within ten (10) days of receipt of payment by the Tenants, or any of them, for any Tax Prorations, Buyer shall provide notice to Seller, and the parties shall jointly instruct Escrow Agent to pay such amount from the Escrow Deposit to Seller.

     3. In the event that any of the Tenants fails or refuses to pay its respective Tax Proration accrued through August 24, 2004, pursuant to said Tenant's respective lease, then Buyer and Seller shall jointly direct Escrow Agent to pay to Buyer from the Escrow Deposit an amount equal to the respective Tenant's Tax Proration. Notwithstanding the foregoing, in no event shall Buyer be paid more than the Best Buy Tax Proration for any unpaid 2004 tax by Best Buy; more than the Marshalls Tax Proration for any unpaid 2004 tax by Marshalls; nor more than the Bed Bath Tax Proration for any unpaid 2004 tax by Bed Bath. Nothing contained herein shall preclude Seller from seeking to recover from the Tenants, or any of them, any disbursements made to Buyer pursuant to this paragraph.

     4. Subject to the terms and conditions of this Agreement, Escrow Agent shall retain the Escrow Deposit in the account until the later of (i) the date on which the Tenants pay their share of 2004 taxes through August 24, 2004 or
(ii) March 31, 2005 (city taxes will be delinquent after December 31, 2004 and county taxes will be delinquent after March 1, 2005).

     5. In the event either party objects to the disbursement of the Escrow Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the Registry of the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

     6. The reasonable costs of administration of this Escrow Agreement by Escrow Agent shall be paid by Seller. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of this Escrow Agreement shall control in all events.

     7. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

If to Seller:            c/o GBT Realty Corporation
                         201 Summit View Drive
                         Suite 110
                         Brentwood, Tennessee 37027
                         Attention: George B. Tomlin
                         Telephone: (615) 370-0670
                         Fax No.:   (615) 373-3111

With a copy to:          Hartman, Simons, Spielman, Simons, Spielman & Wood, LLP
                         6400 Powers Ferry Road, N.W.
                         Powers Ferry Landing
                         Suite 224
                         Atlanta, GA 30339
                         Attn: Peter Hartman, Esq.

If to Buyer:             Inland Western Jackson Columns, LLC
                         2901 Butterfield Road
                         Oak Brook, Illinois 60523
                         Attention: Lou Quilici
                         Telephone: (630) 218-4925
                         Fax No.:   (630) 218-4935

If to Escrow Agent:      First American Title Insurance Company
                         National Commercial Services
                         30 N. LaSalle Street, Suite 310
                         Chicago, Illinois 60602
                         Attention:  Mary Lou Kennedy
                         Telephone: (312) 917-7202
                         Fax No.:   (312) 553-0480

     8. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement, may be executed by facsimile.

     9. TIME OF THE ESSENCE. Time shall be of the essence in the performance by the parties hereto of their respective agreements and obligations hereunder.

     10. MODIFICATION. This Agreement shall not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement.

     11. NO ASSIGNMENT. The rights and obligations hereunder shall inure to the benefit of Buyer and Seller. This Agreement may not be assigned by either party.

     12. SEVERABILITY. In the event any provisions or portions of this Agreement are held by any court of competent jurisdiction to be invalid or unenforceable, such holding shall not affect the remainder hereof and the remaining provisions hereof shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

                        SELLER:

                        JACKSON PROPERTY ASSOCIATES, GP
                        a Georgia general partnership

                        By: Jackson Management Associates, LLC,
                        a Georgia limited liability company, its General Partner


                        By:    /s/ [ILLEGIBLE]
                           ---------------------------
                        Name:  [ILLEGIBLE]
                             -------------------------
                        Title: [ILLEGIBLE]
                              ------------------------

                    [Signatures Continued on Following Page]

                   [Signatures Continued from Preceding Page]

                         BUYER:

                         INLAND WESTERN JACKSON COLUMNS, L.L.C.,
                         a Delaware limited liability company

                         By: Inland Western Retail Real Estate Trust, Inc.,
                             a Maryland corporation


                         By:   /s/ Lou Quilici
                             ----------------------
                         Name: Lou Quilici
                              ---------------------
                         As Its: AUTHORIZED AGENT
                                -------------------

                    [Signatures Continued on Following Page]

                   [Signatures Continued from Preceding Page]

                         ESCROW AGENT:

                         FIRST AMERICAN TITLE INSURANCE COMPANY


                         ----------------------------------------
                         Mary Lou Kennedy

                         Jackson Property Associates GP
                               Invoice Pro Rations

                                                MONTHLY EXPENSE:    JACKSON:       INLAND:   COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------
Bevis Commercial Maintenance Inc. -                                                          August bill paid by Jackson Property
Sweeping Lawn Mani                                      2,200.00    1,632.25        567.74   Associates
ADS Security - 06/01/04 through 08/31/04 &                                                   August & September bill paid by Jackson
 09/01/04 through 09/30/04                                210.00           -        254.19   Property Associates
Spann Insurance, Inc - Best Buy 08/23/04 -                                                   Paid by Jackson Property Associates -
 09/22/05                                                      -           -      7,333.00   Prepaid Best Buy Insurance
Spann Insurance, Inc - Umbrella Insurance                                                    Paid by Jackson Property Associates -
 08/23/04 - 09/22/05                                           -           -      2,000.00   Prepaid Umbrellas Insurance

                                                                              -------------
TO BE REIMBURSED BY INLAND:                                                      10,164.94
                                                                              =============

CITY OF JACKSON - DEPARTMENTS & SERVICES

Mayor/Council  Department  E-Government Meetings & Events Business About Jackson

[LOGO]      [LOGO]  REVENUE OFFICE
                    2001 TAX RATES:

                    Revenue Office Topics...

                    Sales Tax                  9.75% (6% state, 3.75% local)*
                    City Property Tax Rate     $2.22 per $100 assessed value
                    County Property Tax Rate   $2.46 per $100 assessed value
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HOME               * Note: the City receives only 0.72% of the local portion.

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Jackson

FROM
ASSESSOR OF PROPERTY                ASSESSMENT    PRESORT
MADISON COUNTY                        CHANGE      FIRST-CLASS MAIL
118 E BALTIMORE STE 4                 NOTICE      U.S. POSTAGE PAID
JACKSON  TN        38301                          JACKSON TN
                                           72     PERMIT NO. 9

MAP AND PARCEL
DIST.  MAP NO. GP  CTL  MAP PARCEL S. INT. CITY
05     055         055      00825  000     359

PROPERTY ADDRESS                                  YOUR APPRAISED VALUE FOR
VANN  DR  1081  Phase I                        PROPERTY TAX PURPOSES HAS
                                               CHANGED. IF YOU WISH TO DISCUSS
SUBDIVISION NAME                               THIS NEW VALUE, YOU MAY CONTACT
RUSHMEADE COMMERCIAL                           THE ASSESSOR'S OFFICE. SEE
                                               REVERSE SIDE FOR INFORMATION
                                               ABOUT APPEALING YOUR ASSESSMENT.
 BLOCK  LOT NO. DEED ACRES   CALC. ACRES
0009    0901           11.47

APPRAISAL AS               MADISON COUNTY
OF JANUARY 1, 2004           TENNESSEE           JACKSON PROPERTY ASSOC GP

APPRAISED                                        201 SUMMIT VIEW DR # 110
VALUE       $7,107,800                           BRENTWOOD         TN 37027

ASSESSED VALUE
AT 40%      $2,843,120
COMMERCIAL

PREVIOUS ASSESSMENT & CLASS

    SEE REVERSE SIDE

County = $2,843,120 DIVIDED BY 100 x $2.46 = $69,940.75

City = $2,843,120 DIVIDED BY 100 x $222 = $63,111.26

FROM
ASSESSOR OF PROPERTY                ASSESSMENT    PRESORT
MADISON COUNTY                        CHANGE      FIRST-CLASS MAIL
118 E BALTIMORE STE 4                 NOTICE      U.S. POSTAGE PAID
JACKSON  TN        38301                          JACKSON TN
                                           71     PERMIT NO. 9

MAP AND PARCEL
DIST.  MAP NO. GP  CTL  MAP PARCEL S. INT. CITY
05    055          055      00823  000     359

PROPERTY ADDRESS                                  YOUR APPRAISED VALUE FOR
VANN  DR  1170    Best Buy                     PROPERTY TAX PURPOSES HAS
                                               CHANGED. IF YOU WISH TO DISCUSS
SUBDIVISION NAME                               THIS NEW VALUE, YOU MAY CONTACT
RUSHMEADE COMMERCIAL                           THE ASSESSOR'S OFFICE. SEE
                                               REVERSE SIDE FOR INFORMATION
                                               ABOUT APPEALING YOUR ASSESSMENT.
 BLOCK  LOT NO. DEED ACRES   CALC. ACRES
0010    1003           3.43

APPRAISAL AS               MADISON COUNTY
OF JANUARY 1, 2004           TENNESSEE           JACKSON PROPERTY ASSOC GP

APPRAISED                                        201 SUMMIT VIEW DR   # 110
VALUE       $2,288,800                           BRENTWOOD         TN 37027

ASSESSED VALUE
AT 40% $915,520
COMMERCIAL

PREVIOUS ASSESSMENT & CLASS

    SEE REVERSE SIDE

County = $915,520 DIVIDED BY 100 x $2.46 = $22,521.79

City = $915,520 DIVIDED BY 100 x   $2.22 = $20,324.54

                                           $42,846.33
therefrom, but with all the other rights and obligations attendant thereto, and under the same terms and conditions of this Lease, notwithstanding any amendments hereto which may have been made to effectuate an assignment to or accommodate the defaulting assignee.

25.  REAL ESTATE TAXES.

If the Premises are separately assessed, Tenant shall pay all real estate taxes and all installments of assessments (collectively, the "Taxes") payable with respect to the Premises during the Lease Term promptly as the same shall become due and before interest or penalty accrues thereon, and provide evidence to Landlord of timely payment. Such payment shall be proportionately adjusted during the first and the last years of the term hereof. Tenant shall not be chargeable with nor be obligated to pay (a) any tax of any other kind whatsoever which may be imposed on Landlord, the rents payable hereunder, or the Premises, or (b) any interest or penalties payable as a result of Landlord's failure to pay any Taxes or assessments prior to delinquency, except the Taxes mentioned in this Article 25 if they are separately billed to Tenant, or (c) any tax attributable to an increase in valuation of the Shopping Center, or any part thereof, resulting from the sale or financing of the Shopping Center or any part thereof.

If the Premises are not already separately assessed, Landlord shall upon the execution of this Lease cause the Premises to be separately assessed by the applicable taxing authorities. If Landlord is unable to cause the Premises to be separately assessed by the applicable taxing authorities, Tenant shall pay to Landlord Tenant's proportionate share of the Taxes payable with respect to the Shopping Center during the Lease Term. Tenant's proportionate share shall be equal to a fraction, the numerator of which is the number of leasable square feet in the Premises and the denominator of which is the greater of (i) 30,000 square feet as shown on EXHIBIT B, or (ii) the number of leasable square feet in all buildings (including mezzanines and basement areas, and areas outside of each building if used for outdoor sales, storage or similar use by any tenant(s) of the Shopping Center) of the Shopping Center (and any other buildings included within the tax parcel).

Landlord shall submit a bill to Tenant together with photostatic copies of all notices regarding the Taxes, including, but not limited to, any assessments, changes of assessments, tax rates, changes of taxes, and tax bills (the "Tax Bill"). The Tax Bill shall be submitted to Tenant at least ten (10) days before the last date when Tenant must make appeals or take other appropriate legal action in connection with such Taxes on the Premises. Tenant shall pay the Tax Bill to Landlord on or before the later of (i) ten
(10) days prior to the due date of the Taxes and (ii) thirty (30) days after billing from Landlord. Tenant shall pay only its proportionate share of Taxes payable with respect to the Shopping Center land until such time as the improvements comprising the Premises are separately assessed, and Tenant shall not pay any Taxes against the buildings comprising the Shopping Center until such time. Tenant shall under no circumstances be liable for increases in real estate taxes due to expansion of or improvements to any adjacent shopping center or other adjacent property or for any Taxes assessed but not payable after the termination of this Lease. Landlord shall furnish Tenant with proof of payment of the Taxes within thirty (30) days of Tenant's payment.

Best Buy

Tenant shall have the right to contest, in good faith, the validity or the amount of any Taxes levied against the Premises or the Shopping Center, whether the Premises are separately assessed or not, by such appellate or other proceedings as may be appropriate in the jurisdiction and may defer payment of such obligations, pay same under protest or take such other steps as Tenant may deem appropriate. Landlord shall cooperate, at Tenant's expense, with the institution and in prosecution of any such proceedings and will execute and will provide any documents reasonably required therefor. The expense of such proceedings shall be borne by Tenant and any refunds or rebates secured shall belong to Tenant. In the event Landlord contests the validity or the amount of any Taxes levied against the Premises or the Shopping Center and if any refunds or rebates are secured by Landlord as a result of such proceedings, Landlord shall proportionately pass-through to Tenant the amount of any such refunds or rebates, after costs. Further, if Landlord contracts with any outside consultants or for such services for purposes of seeking any refunds or rebates of the Taxes, such contracts will be written on a contingency basis not to exceed, without Tenant's prior consent, one-third (1/3) of the savings.

Notwithstanding anything to the contrary contained herein, the definition of Taxes shall not include, and Tenant shall have no obligation to pay, any assessments levied, pending or assessed prior to the Commencement Date or which relate to special assessments for work performed prior to the Commencement Date. Landlord or Tenant shall have the right to contest or seek a reduction in Taxes. In the event of any action to abate or reduce rents, any rebates, refunds or abatements of Taxes, less reasonable out-of-pocket costs paid to independent third parties to obtain the same, shall be refunded to Tenant on a pro-rata basis to the extent previously paid by Tenant within thirty (30) days of receipt by Landlord.

Tenant shall at all times be solely responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed or levied against any leasehold interest hereunder or any personal property of any kind owned, installed or used by Tenant. If at any time during the term of this Lease, a tax or excise on rents or other tax, however described, is levied or assessed against Landlord on account of or measured by, in whole or in part, the rent expressly reserved hereunder (excluding any income, corporate franchise, corporate, estate, inheritance, succession, capital stock, corporate loan, corporate bonus, transfer or profit tax of Landlord) as a substitute, in whole or in part, for taxes assessed or imposed on land and buildings, such tax or excise on rents or other tax shall be included as a part of the real property taxes covered hereby, but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Landlord's ownership of this Lease or of the rentals accruing under this Lease. If any real property tax or assessment levied against the land, buildings or improvements covered hereby or the rents reserved therefrom shall be evidenced by improvement or other bonds or in other form which may be paid in installments, Landlord shall, if permitted, elect such installment payment plan and only the amount paid in any Lease Year shall be included in the taxes for that Lease Year for purposes of this Article.

26.  RIGHT OF PROTEST.

As long as Tenant provides reasonably adequate protection of Landlord's interest in the real property on which the Premises is constructed in the form of bonds or other similar security to remove liens from Landlord's real property, Tenant may contest any mechanics' or other liens

     5.2 All minimum rent shall be payable in monthly installments of one-twelfth (1/12) the annual rate thereof then in effect, in advance, upon the first (1st) day of each calendar month included within the term of this lease. All rent and other payments to be made by Tenant to Landlord shall be made payable to Landlord and sent to Landlord at the place to which notices to Landlord are required to be sent, unless Landlord shall direct otherwise by notice to Tenant. Rent for any fraction of a month at the commencement or expiration of the term, or in which the rate thereof changes pursuant hereto, shall be prorated on a per diem basis.

TAXES

6.1 Tenant shall pay to Landlord the amount of the real estate taxes allocable to the Demised Premises (determined as below provided) for each tax year included within the term of this lease; for the first and last tax years included in part within the term of this lease, Tenant shall pay to Landlord a pro rata share of such taxes for such tax years, based upon the portions of such tax years included within the term of this lease. The amount of real estate taxes allocable to the Demised Premises shall be equal to the total real estate taxes upon the Shopping Center times a fraction whose numerator is the ground floor area in the Demised Premises and whose denominator is the total gross leaseable area in all buildings within the Shopping Center (such fraction is hereinafter referred to as "Tenant's Fraction"). Landlord warrants and represents that as of the date of this lease, the total gross leaseable area in all buildings within the Shopping Center is approximately one hundred thousand () square feet. Tenant's Fraction shall be adjusted in the event of any increase or decrease in the total gross leasable area in all buildings within the Shopping Center or the ground floor area of the Demised Premises. Notwithstanding the foregoing, if the Demised Premises, or a portion of the Shopping Center including the Demised Premises, is separately assessed, and if the real estate taxes on such separately assessed parcel multiplied by Tenant's Portion (hereinafter defined) is less than the amount determined in the preceding sentence, the amount determined by this sentence shall be the real estate taxes allocable to the Demised Premises. Tenant's Portion is a fraction whose numerator is the ground floor area in the Demised Premises and whose denominator is, the total gross leaseable area in all buildings within such separately assessed parcel. If after the assessment date for the tax year in which the Commencement Date occurs, any new construction shall occur within the Shopping Center, then, to carry out the intent of the parties, an appropriate adjustment shall be made in the amount payable by Tenant under this Article VI with respect to any increase in the real estate taxes upon the Shopping Center attributable thereto provided that a supplemental tax bill from the taxing authority has been issued after the assessment date and a copy thereof delivered to Tenant. The expression "real estate taxes" used herein shall include all ad valorem taxes and general or betterments assessments imposed or assessed upon or against the real estate constituting the Shopping Center by any public authority having jurisdiction except only that (A) if Landlord shall, at any time, have had the right to elect to pay any such assessment in installments the real estate taxes for any tax year shall include only the lowest such installments of such assessment as Landlord shall have had the election to have allocable to said tax year, together with any interest thereon accrued by law as the result of the exercise, in fact, of Landlord's elections to pay in installments, and
(B) if for any tax year included within the term of this lease an assessment is assessed on the Shopping Center for an improvement (such as a street or sewer) made prior to the time the Demised Premises opened for business or in connection with the construction of premises in the Shopping Center, such assessment shall not be included in the real estate taxes upon the Shopping Center for such tax year, and (C) if an assessment is assessed on the Shopping Center for an off site improvement, such assessment shall not be included in the real estate taxes upon the Shopping Center. In addition, real estate taxes shall not include any income, excess profits, estate, inheritance, succession, transfer, franchise, capital, personal property or other tax or assessment upon Landlord or upon the rentals payable under this lease, all of which shall be the obligation of Landlord. If the real estate taxes of the Demised Premises for any year which commences after the Commencement Date shall be increased on account of a re-valuation of the Demised Premises because of any "change in ownership," Tenant shall not pay or be charged with any increase in the real estate taxes attributable to or arising from such change and not as the result of a normal re-assessment, Tenant shall not pay or be charged with any increase in the real estate taxes attributable to or arising from such change until the next normal re-assessment (i.e., where the assessed value at that point is equal to what it would have been in the absence of such transfer or change in ownership). The provisions of the immediately preceding sentence shall not be applicable to the first such change in

Marshalls

28,000 DIVIDED BY 128,600 = 21.77%
ownership during the term hereof or thereafter to the first such change in ownership in any successive five year period during the term of this lease.

     6.2 If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for such period attributable to each taxing authority. If the number of square feet of floor area of any building shall change during any tax year, the condition existing upon the day as of which the real estate taxes are assessed for such tax year shall control. The real estate taxes for any tax year shall mean such amounts as shall be finally determined to be the real estate taxes assessed and payable for such tax year less any abatements, refunds or rebates made thereof. For the purpose of determining payments due from Tenant to Landlord in accordance with the provisions of this Article VI, (A) the real estate taxes for any tax year shall be deemed to be the real estate taxes assessed and payable for such tax year until such time as the same may be reduced by abatement, refund or rebate and (B) if any abatement, refund or rebate shall be made for such tax year, the real estate taxes for such tax year shall be deemed to be the real estate taxes as so reduced plus the expenses of obtaining the reduction (excluding any "administration fee" or similar charge which does not reflect actual out-of-pocket expenses incurred in obtaining such reduction), with an appropriate adjustment to be made in the amount payable from or paid by Tenant to Landlord an account of real estate taxes.

     6.3 Landlord shall submit to Tenant copies of real estate tax bills for each tax year at least twenty (20) days prior to the expiration of the period by which such taxes may be contested. Tenant shall have such rights to contest the validity or amount of any real estate taxes as permitted to Landlord or Tenant by law, either in its own name or in the name of Landlord. Landlord shall cooperate, at no cost to Landlord, with Tenant in any such contest and, in connection therewith, shall make available to Tenant such information in its files as Tenant may reasonably request. If any abatement, refund or rebate shall be obtained, the expenses of obtaining the same shall be a first charge thereon. Landlord agrees to provide Tenant with notice prior to instituting any contest with respect to the Shopping Center.

     6.4 Landlord shall submit to Tenant copies of the paid real estate tax bills for each tax year. Landlord shall bill Tenant for any amount that may be payable by Tenant pursuant to the provisions of this Article VI. Such bill shall be accompanied by (a) copies of all notices concerning assessments, changes of assessment and tax rates and (b) a computation of the amount payable together with supporting documentation reasonably satisfactory to Tenant relating to Landlord's calculation of Tenant's Portion or Tenant's Fraction (as defined above) (including the then current total gross leaseable area in all buildings within the Shopping Center and a breakdown of the leaseable area occupied by each tenant and a current site plan of the Shopping Center). The amount payable by Tenant hereunder for any tax year shall be payable on the later of (a) thirty (30) days following Tenant's receipt of the tax bill and supporting documentation therefor (but if Tenant shall not have received a bill therefor and the supporting documentation referred to above at least thirty (30) days prior to such time for payment, Tenant shall not be required to make payment until thirty (30) days after the receipt of such documentation), and (b) fifteen (15) days prior to the date the taxes are payable to the taxing authority. (If real estate taxes are payable to any taxing authority for any tax year in installments, the amount payable by Tenant hereunder shall be payable in similar installments. If real estate taxes are payable to different taxing authorities for any tax year at different times, an appropriate apportionment shall be made of the amount payable by Tenant for such tax year and the apportioned amounts shall be payable at such times.) Landlord agrees that real estate taxes upon the Shopping Center shall be paid by Landlord prior to the last day that the same may be paid without penalty or interest, or if a discount shall be available for early payment, prior to the last day that such discount shall be available.

     6.5 Landlord agrees that neither the Shopping Center nor the construction therefor nor any expansion thereof, shall be financed by or subject to, any so-called "Tax Increment Financing" or similar financing which results in the real estate taxes upon the Shopping Center being increased above the amount of real estate taxes which would have been due with respect to the Shopping Center if such financing had not been obtained.

                                   ARTICLE VII
hereof, neither Fixed Rent nor Tenant's Pro Rata Share shall be increased by reason thereof. Landlord and Tenant shall each promptly execute and deliver to the other an amendment memorializing any change to the Fixed Rent. Tenant's Pro Rata Share, or any other applicable provisions of this Lease, made pursuant to this Section 3.4. Any dispute between the parties with respect to the Floor Area of the Premises, the square footage of said non-selling space or the Floor Area of the Shopping Center shall be resolved by arbitration in accordance with the provisions of Section 16.3 below.

                                    ARTICLE 4
                  FIXED RENT, TAXES; DETERMINATION AND PAYMENT

     Section 4.1 FIXED RENT. Commencing on the Rent Commencement Date and continuing throughout the Term. Tenant shall pay to Landlord the Fixed Rent, in equal successive monthly installments, in advance, on the first day of each and every calendar month throughout the Term, except that Fixed Rent payable for any partial calendar month during the Term shall be prorated based on a 365-day year. Fixed Rent shall be paid without abatement, deduction or set-off, except to the extent otherwise expressly provided herein.

     Section 4.2 PAYMENT OF RENT. All Rent shall be mailed or otherwise delivered to Landlord's Mailing Address above or, upon at least thirty (30) days' prior notice to Tenant, to such other address as Landlord may from time to time designate. Landlord acknowledges and agrees that for administrative purposes, Tenant has designated BBBY Management Corporation, a New York corporation (the "PAYING AGENT"), to make all Rent payments due to Landlord under this Lease. Said designation (which may be revoked by Tenant at any time) is not intended as, and shall not constitute, an assignment of any rights or obligations of Tenant to the Paying Agent, and Tenant shall remain primarily liable for payment of Rent under this Lease. All payments of Rent received by Landlord from the Paying Agent shall be credited to Tenant as if such payments of Rent had been made by Tenant directly to Landlord.

     Section 4.3   REAL ESTATE AND OTHER TAXES.

           4.3.1 Landlord shall pay on or before the due dates thereof all "Taxes" (defined in Subsection 4.3.3 below) other than personal property taxes levied against tenants. Throughout the Term, Landlord shall cause the Shopping Center to be maintained entirely within tax parcels and lots that exclude any property not a part of the Shopping Center.

           4.3.2 (a) Tenant shall pay to Landlord Tenant's Pro Rata Share of the Taxes which accrue during the Term, subject to the provisions of this
Section 4.3. Any Taxes for a real estate fiscal tax year, only a part of which is included within the Term, shall be adjusted between Landlord and Tenant on the basis of a 365-day year as of the Rent Commencement Date or the date on which the Term expires or earlier terminates, as the case may be, for the purpose of computing Tenant's Pro Rata Share of Taxes. If, by law, any Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Landlord shall exercise such option so as to maximize the number of installments, and Landlord shall pay the same as they come due and before any fine, penalty, interest or cost may be added thereto for nonpayment thereof. This provision shall survive the expiration or sooner termination of this Lease.

                   (b) Landlord shall submit to Tenant a copy of the bill for Taxes issued by the applicable taxing authority, a computation of Tenant's Pro Rata Share of such Taxes and proof of the payment of Taxes for the previous payment period, as well as copies of all notices concerning assessments, tax rates, and changes thereto. Tenant shall pay Landlord in the amount required by this Subsection 4.3.2 within thirty (30) days after receipt of such bill (but in no event earlier than the twentieth (20th) day prior to the date on which such Taxes would become delinquent).

           4.3.3 As used herein, "Taxes" shall mean all general, AD VALOREM real estate taxes, and assessments for betterments and improvements that are leveled or assessed by any lawful authority on the Shopping Center (general or special), including any substitution therefor in whole or in part, due to a future change in the method of taxation. Taxes shall be reduced by any deferral, abatement, or other tax-lowering adjustment received by Landlord from the taxing authorities. For purposes of computing Tenant's Pro Rata Share of Taxes, Taxes shall not include any: (1) income, excise, profits, estate, inheritance, succession, gift, transfer, franchise, capital, or other tax or assessment upon Landlord or upon the rentals payable under this Lease; (2) taxes on rents (other than to the extent that such taxes are customarily paid by retail tenants in the state in which the Shopping Center is located), gross receipts or revenues of Landlord from the Premises; (3) fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord or its lender failed to timely pay (except it same are caused by an Event of Default); (4) assessment for a public improvement arising from the initial construction or

Bed Bath

20,000 DIVIDED BY 128,600 = 15.55%
expansion of the Shopping Center or the Premises (it being agreed that all assessments imposed during the Term which are permitted to be included within Taxes hereunder shall, for the purposes of computing Tenant's Pro Rata Share thereof, be deemed to have been paid in the maximum number of installments permitted by the applicable taxing authority); (5) Taxes resulting directly from an increase in the assessment caused by a sale or ground lease of all or any portion of the Shopping Center to an Affiliate of Landlord or more than once every five (5) years; or (6) fees imposed upon Landlord in connection with Landlord's development of the Shopping Center (Including, without limitation, trip generation fees). All Taxes payable by Tenant pursuant to this Section 4.3 shall be determined as if the Shopping Center was the only property owned by Landlord. Landlord represents to Tenant that, as of the Effective Date and, to the best of Landlord's knowledge, as of the anticipated Delivery Date, no portion of the Shopping Center is or will be (i) subject to or the beneficiary of an abatement of Taxes, (ii) subject to any special assessments or similar charges, or (iii) are included in any special improvement district(s) which would result in higher sales taxes or other similar impositions than would exist in the absence of such district(s).

           4.3.4 At Tenant's request, Landlord shall contest the amount or validity of any assessed valuation or Taxes, failing which, Tenant shall have the right to contest the assessed valuation or Taxes by appropriate proceedings conducted in good faith, whereupon Landlord shall cooperate with Tenant, execute any and all documents reasonably required in connection therewith and, if required by any governmental authority having jurisdiction, join with Tenant in the prosecution thereof. If, as a result of any contest or otherwise, any rebate or refund of Taxes is received, Tenant shall be entitled to Tenant's Pro Rata Share thereof (after reasonable and customary expenses incurred by Landlord and/or Tenant in connection with such contest are paid to the party which incurred such expense).

                                    ARTICLE 5
                       COMMON AREAS, THEIR USE AND CHARGES

     Section 5.1   COMMON AREAS: MAINTENANCE.

           5.1.1 MAINTENANCE OF COMMON AREAS. Landlord shall operate, maintain, repair and replace the Common Areas as required by this Lease and otherwise to the standard by which Common Areas of first-class shopping centers in the state in which the Shopping Center is located are operated, maintained, repaired and replaced, INCLUDING, WITHOUT LIMITATION, snow, ice, rubbish and debris removal (including installation and maintenance of sidewalk refuse containers), landscaping (including, without limitation, the trimming and pruning of trees to avoid interference with the use or visibility of canopies or signs on the exterior of the Premises, subject to Legal Requirements), adequate lighting, insurance, supervision, use, parking lot paving and striping, drainage, security (as reasonably required), and control of all Common Areas, and Landlord shall comply with all applicable Legal Requirements.

           5.1.2   TENANT'S PRO RATA SHARE OF COMMON AREAS CHARGES.

                   (a) During the Term, Tenant shall pay to Landlord Tenant's Pro Rata Share of the reasonable costs (hereinafter referred to as the "COMMON AREAS CHARGES") Incurred by Landlord to operate, maintain, insure and repair the Common Areas. Landlord shall be permitted to include in Common Area Charges (in lieu of any cost(s) or expense(s) relating to the administration and management of the Common Areas) for each calendar year an administrative fee (the "ADMINISTRATIVE FEE") equal to five percent (5%) of the Common Areas Charges for the calendar year in question, but excluding from the computation of such Administrative Fee the cost of any replacement or improvement of a capital nature (if such capital item is a permissible Common Areas Charge hereunder), the cost of electricity and other utilities and "Landlord's Insurance Costs" (defined in Section 10.3.3 below). Tenant's Pro Rata Share of Common Areas Charges shall be paid in equal monthly installments on the first day of each calendar month, in advance, during each calendar year based on Landlord's reasonable budget.

                   (b) Within ninety (90) days after the end of each calendar year, Landlord shall provide to Tenant a statement, in reasonable detail, of Common Areas Charges for such year, which statement shall be prepared in accordance with generally accepted accounting principles consistently applied (the "CAC RECONCILIATION STATEMENT"). The CAC Reconciliation Statement shall be certified by Landlord as being accurate and shall be accompanied by a calculation of Tenant's Pro Rata Share of Common Areas Charges, and payment to Tenant in the amount of any overpayment made by Tenant during the preceding calendar year. If Tenant's Pro Rata Share of the actual Common Areas Charges for a calendar year shall exceed the aggregate monthly installments paid by Tenant during said calendar year, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of such notice. Upon Tenant's request, Landlord shall promptly deliver to Tenant copies of relevant backup materials (including, but not limited to, contracts, correspondence and paid invoices) reasonably

                                                                             MONTHLY PAYMENTS OF
        TENANT               SQUARE FEET          MONTHLY RENT                  CAM / TAX / INS
       Best Buy                 30,000               $40,000                   -o- / -o- / -o-

      Marshalls                 28,000             $18,107.23                $1,75O flat number

 Bed Bath and Beyond            20,000               $16,250                $1,666.67 flat number

   Books-A-Million              12,500             $11,197.92            1,562.50 /1,291.67 / 270.83

      Dress Barn                 7,762              $8,556.25             776.20 / 646.83 / 194.05

   Rack Room Shoes               6,000                $7,125                   600 / 500 / 150

Don Panchos Restaurant           4,000                $5,000                  4OO / 333.33 / 1OO

     Wells Fargo                 2,400                $3,100                    240 / 200 / 60

   Spoil Me Rotten               2,000              $2,583.33                 200 / 166.67 /50

       Quiznos                   1,600                $2,400                   160 /133.33 / 40

    Oreck Vacuums                1,600              $2,066.67                   160 /133.33 / 40

     Grass Monkey                1,600                $2,000                    160 /133.33 / 40

        rue21                    5,000                $5,000                  400 / 333.33 / 100